UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2008 enherent Corp.

(Exact name of registrant as specified in its charter)

DELAWARE	0-23315	13-3914972
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Eisenhower Parkway, Suite 300

Roseland, NJ 07068

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (973) 795-1290

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2008, the Company’s stockholders approved an amendment and restatement of the Company’s 2005 Stock Incentive Plan (the “Plan”). The purpose of the amendment and restatement of the Plan was to increase the number of shares of common stock (“Shares”) that will be reserved for issuance under the Plan to 9,000,000. Before the amendment and restatement of the Plan, the number of Shares reserved under the Plan was 4,000,000, and 238,681 Shares were available for issuance under the Plan as of April 9, 2008. As a result of the approval of the amendment and restatement of the Plan, the number of Shares reserved for issuance under the Plan has increased by 5,000,000.

A copy of the 2005 Stock Incentive Plan, as amended and restated as of May 22, 2008 (Incorporated by reference to Annex A of the Company’s Definitive Proxy Statement filed April 22, 2008) is filed as Exhibit 10.1 to this report and is incorporated by reference in this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description
10.1	2005 Stock Incentive Plan, as amended and restated as of May 22, 2008 (Incorporated by reference to Annex A of the Company’s Definitive Proxy Statement filed April 22, 2008).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

enherent Corp.

Date: May 27, 2008	By:	/s/ Pamela Fredette
Pamela Fredette
Chairman, Chief Executive Officer and President